Exhibit 2.4(d)

THIRD AMENDMENT

OF

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS THIRD AMENDMENT (this “Amendment”) to the Membership Interest Purchase Agreement, dated as of February 29, 2008 (as amended, supplemented or otherwise modified from time to time, the “MIPA”), among JBS S.A., National Beef Packing Company, LLC, U.S. Premium Beef, LLC, French Basin Land and Cattle Co., LLC, TKK Investments, LLC, S-B Enterprises V, LLC, TMKCO, LLC, John R. Miller, Timothy M. Klein and NBPCO Holdings, LLC is dated effective as of October 31, 2008.  Unless otherwise defined in this Amendment, terms used in this Amendment shall have the meanings assigned in the MIPA and includes JBS S.A. which is defined as “Buyer”.

W I T N E S S E T H :

WHEREAS, Section 1.2 of the MIPA states that NBPCO will sell its National Interests to Buyer for the Seller’s Purchase Price in Exhibit B to be paid in cash and Buyer Stock, provided that NBPCO and Buyer anticipate entering into a separate unrelated transaction at or about the time of the execution of the MIPA providing for the payment by Buyer of all cash and no Buyer Stock for NBPCO’s National Interests;

WHEREAS, as contemplated under Section 1.2 of the MIPA, NBPCO and Buyer have agreed that NBPCO will receive all cash and no Buyer Stock for NBPCO’s National Interests;

WHEREAS, Section 1.2 of the MIPA states that TMK, TKK, and Klein each will sell their National Interests to Buyer for the Seller’s Purchase Price in Exhibit B to be paid in cash and Buyer Stock;

WHEREAS, TKK and Klein have requested that Buyer pays TKK’s and Klein’s Seller’s Purchase Price in all cash, and TMK has requested that Buyer pays TMK’s Seller’s Purchase Price in all Buyer Stock;

WHEREAS, the Parties wish to amend Section 1.2, Section 1.3 and Exhibit B to the MIPA to state that Buyer will make an all cash payment to NBPCO, TKK and Klein at the Closing, and a payment in all Buyer Stock to TMK at Closing; and

WHEREAS, the Parties wish to amend Section 7.3 to provide that the Termination Fee shall be paid to Sellers, instead of National, in proportion to Sellers’ respective holdings of National Interests as set forth on Exhibit B.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment, the Parties agree as follows:

1.    Amendment to Section 1.2.  The Parties agree to amend Section 1.2 with existing language stricken and new language underlined as provided below:

SIGNATURE  COPY

NBP Members/JBS S.A.

Purchase Price

.  Buyer agrees to pay to each Seller at the Closing the purchase price of the National Interests to be sold by each Seller based on an aggregate value of $560,000,000 for all of the issued and outstanding National Interests at the time of Closing.  (The aggregate amount payable to all Sellers hereunder is referred to as the “Purchase Price”; the amount payable to each Seller is sometimes referred to herein as each “Seller’s Purchase Price.”)  Buyer and Sellers acknowledge and agree that certain Sellers other than USPB~~, NBPCO,~~ and TMK~~, TKK, and Klein,~~ will sell all of their National Interests for cash in which case the amount in Exhibit B is the cash amount to be paid to those Sellers at Closing.  ~~NBPCO,~~ USPB~~,~~ and TMK~~, TKK and Klein~~ each will sell their National Interests to Buyer for the Seller’s Purchase Price in Exhibit B to be paid to (a) USPB in cash and Buyer Stock in proportion of 80% to be paid in cash and 20% to be paid in Buyer Stock and (b) TMK in 100% Buyer Stock as provided in Section 1.3~~; provided, however, NBPCO and Buyer anticipate entering into a separate unrelated transaction at or about the time of execution of this Agreement pursuant to which Buyer will agree that NBPCO will receive all cash and no Buyer Stock for NBPCO’s National Interests~~.

2.         Amendment to Section 1.3.  The Parties agree to amend the second sentence of Section 1.3 with existing language stricken and new language underlined as provided below:

The total U.S. Dollar value of the Buyer Stock to be issued to Sellers from Exhibit B is $~~94,964,869~~ 71,599,664 (referred to as the “JBS Stock Payment Amount”).

3.         Amendment to Section 7.3.  The Parties agree to amend Section 7.3 with existing language stricken and new language underlined as provided below:

Termination Fee

.  Notwithstanding anything in this Agreement to the contrary, if:

(a)        the Closing does not occur and this Agreement is terminated;

(b)        Buyer fails to provide to Sellers the Financing Representation as provided in Section 7.1(c) by March 31, 2008 or a later date as extended by Sellers in their sole discretion; or

(c)         Buyer provides the Financing Representation to Sellers and then Buyer does not have adequate financing to pay amounts due at the Closing under Section 7.1(d);

then Buyer shall pay or cause to be paid to ~~National~~ Sellers in proportion to their respective holdings of National Interests as set forth on Exhibit B, by 60 days after occurrence of an event in Section 7.3(a), (b), or (c) a cash amount equal to $25,000,000 plus all costs of National and Sellers incurred in the United States related to the negotiation and implementation of the transactions under this Agreement included in a written notice from Sellers to Buyer including costs of legal counsel, consultants, advisors, data room, due diligence, and printing (the “Termination Fee”), provided, however, that the Termination Fee shall not be paid by Buyer in the event that:

2	SIGNATURE COPY

NBP Members/JBS S.A.

(i)          this Agreement is terminated pursuant to Section 7.1(a) (Mutual Termination) or Section 7.1(e) (Buyer’s Termination);

(ii)         the Members of USPB fail to approve this Agreement and the contemplated transactions under this Agreement by 30 days after execution of the Agreement;

(iii)         the shareholders of JBS fail to approve this Agreement and the contemplated transactions under this Agreement by 30 days after execution of this Agreement;

(iv)        the FTC or DOJ, in response to the notifications required under Section 5.10(a), unconditionally disapprove the transactions contemplated in the Transaction Documents such that no possible appeal or remedy, including any sale, divestiture of disposition of assets or businesses, remains available to Buyer to effect the resolution of objections or concerns by the FTC or DOJ;

(v)         Sellers terminate this Agreement after acceptance of a Superior Proposal; or

(vi)        an Act of God occurs and Buyer terminates this Agreement pursuant to Section 7.1(f).

4.         Amendment to Exhibit B.  The Parties agree to amend Exhibit B with existing language stricken and new language underlined as provided below:

Seller	National Interests To Be Sold				Sellers’ Purchase Price
	Class A Units	Class B‑1 Units	Class B‑2 Units	Class C Units	Cash	Buyer Stock	Total
USPB	94,680,681	10,664,475			$261,128,788	$65,282,197	$326,410,985
NBPCO	31,553,956	3,810,044			$~~91,474,472~~ 114,343,090	 ~~$22,868,618~~	$114,343,090
French Basin		2,247,619			$48,838,919		$48,838,919
Miller	6,057,143		609,524	609,524	$19,301,600		$19,301,600
TKK		1,123,810			$~~19,535,576~~ 24,419,470	$~~4,883,894~~	$24,419,470
Klein	3,028,571			304,762	$~~2,666,666~~ 3,333,333	$~~666,667~~	$3,333,333
S-B	1,514,286	714,286			$17,035,136		$17,035,136
TMK			304,762		$~~5,053,974~~	$~~1,263,493~~ 6,317,467	$6,317,467
Total	136,834,637	18,560,234	914,286	914,286	$~~465,035,131~~ 488,400,336	$~~94,964,869~~ 71,599,664	$560,000,000

3	SIGNATURE COPY

NBP Members/JBS S.A.

5.         Limited Effect.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of the Sellers or National under the MIPA, nor constitute a waiver of any other provision of the MIPA or any other Transaction Document.  Except as expressly amended, waived, modified and supplemented in this Amendment, all of the provisions and covenants of the MIPA and the other Transaction Documents are and shall continue to remain in full force and effect in accordance with their terms and are in all respects ratified and confirmed.  Each reference to the “MIPA” contained in the MIPA and in each of the Transaction Documents shall be deemed to refer to the MIPA, as amended from time to time.

6.         Governing Law; Counterparts.

(a) This Amendment and the rights and obligations of the Parties shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

(b) This Amendment may be executed by one or more of the Parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be delivered by facsimile transmission or PDF electronic transmission of the relevant signature pages of this Amendment.

[The remainder of this page intentionally left blank]

4	SIGNATURE COPY

NBP Members/JBS S.A.	3rd Amendment MIPA

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLERS:                                                    U.S. PREMIUM BEEF, LLC

By:      /s/ Steven D. Hunt

            Name: Steven D. Hunt

            Title:    CEO

FRENCH BASIN LAND & CATTLE CO., LLC

By:      /s/ John R. Miller

            Name:

            Title:

TKK INVESTMENTS, LLC

By:      /s/ Timothy M. Klein

            Name:

            Title:

TMKCo, LLC

By:      /s/ Timothy M. Klein

            Name:

            Title:

S-B ENTERPRISES V, LLC

By:      /s/ Scott H. Smith

            Name:  Scott H. Smith

            Title:    Manager

S-1	SIGNATURE COPY

NBP Members/JBS S.A.	3rd Amendment MIPA

/s/ John R. Miller

JOHN R. MILLER

/s/ Timothy M. Klein

TIMOTHY M. KLEIN

NBPCO HOLDINGS, LLC

By:      /s/ Richard A. Jochum

            Name:

            Title:

BUYER:                                                        JBS S.A.

By:      /s/ Wesley Mendonca Batista

            Name:

            Title:

NATIONAL:                                                 NATIONAL BEEF PACKING COMPANY, LLC

By:      /s/ John R. Miller

            Name:

            Title:

S-2	SIGNATURE COPY